CERBCO, Inc.
                                3421 Pennsy Drive
                            Landover, Maryland 20785

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            FRIDAY, DECEMBER 8, 2000

To the Stockholders of CERBCO, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CERBCO, Inc., a Delaware corporation (the "Company"), for the fiscal year ended June 30, 2000, will be held at the Club Hotel by Doubletree, 9100 Basil Court, Landover, Maryland, on Friday, December 8, 2000, at 9:00 a.m. local time, for the following purposes:

1.   Proposal 1:       To elect directors of the Company;

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on October 12, 2000, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, a Proxy, and a Proxy Statement accompany this Notice.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RESPONSE WILL ASSURE YOUR PARTICIPATION IN THE MEETING AND REDUCE THE COMPANY'S EXPENSE IN SOLICITING PROXIES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                                By Order of the Board of Directors,



                                /s/ Robert F. Hartman
                                Robert F. Hartman
                                Secretary


Landover, Maryland
October 30, 2000

                                  CERBCO, Inc.
                                3421 Pennsy Drive
                            Landover, Maryland 20785

                    Annual Meeting of Stockholders to be Held
                                December 8, 2000

                                 PROXY STATEMENT

                    SOLICITATION AND REVOCABILITY OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CERBCO, Inc., a Delaware corporation ("CERBCO" or the "Company"), for use at the Annual Meeting of Stockholders to be held at the Club Hotel by Doubletree, 9100 Basil Court, Landover, Maryland, on Friday, December 8, 2000, at 9:00 a.m. local time, and at any adjournments thereof (the "Meeting").

         The Board of Directors (the "Board") has fixed the close of business on October 12, 2000, as the record date (the "Record Date") for the determination of stockholders who are entitled to notice of, and to vote at, the Meeting.

         Stockholders are requested to complete, sign and date the enclosed proxy and return it promptly to the Company in the enclosed envelope. If the enclosed proxy is executed and returned, it may be revoked at any time before it is voted at the Meeting by a written notice of revocation to the Secretary of the Company, or by executing a proxy bearing a later date, or by voting at the Meeting.

         Shares of Common Stock and shares of Class B Common Stock represented by valid proxies received in time for the Meeting, and not revoked, will be voted as specified therein. If no instructions are given, the respective shares of common stock will be voted as follows: (i) FOR the election as director of the Company that nominee for director designated for election by the holders of Common Stock and listed under the caption "Proposal No. 1 - Election of
Directors" herein; (ii) FOR the election as directors of the Company those nominees for director designated for election by the holders of Class B Common Stock and listed under the caption "Proposal No. 1 - Election of Directors" herein; and (iii) if authority is given to them, at the discretion of the proxy holders, on any other matters that may properly come before the Meeting.

         The cost of solicitation will be borne by the Company. Additional solicitations may be made by mail, telephone, telegraph, personal contact or other means by the Company or by its directors or regular employees. The Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy statements to the beneficial owners of shares of the Company's common stock and to reimburse them for their reasonable expenses in so doing.

         This Proxy Statement and the accompanying Notice of Annual Meeting, Proxy and Annual Report on Form 10-K for the fiscal year ended June 30, 2000 are first being mailed to the Company's stockholders of record on or about October 30, 2000.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of the Record Date, there were outstanding 1,482,956 shares, comprised of 1,189,476 shares of Common Stock, $.10 par value (the "Common Stock"), and 293,480 shares of Class B Common Stock, $.10 par value (the "Class B Common Stock"), which are the only classes of stock of the Company outstanding. A quorum shall be constituted by the presence at the Meeting of one-third (1/3) of the outstanding shares of Common Stock, or 396,492 of such shares, and one-third (1/3) of the outstanding shares of Class B Common Stock, or 97,827 of such shares.

         Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes, except with respect to the election of directors and any other matter requiring the vote of Common Stock or Class B Common Stock separately as a class. The holders of Common Stock, voting as a separate class, are entitled to elect that number of directors which constitutes 25% of the authorized number of members of the Board of Directors and, if such 25% is not a whole number, then the holders of Common Stock are entitled to elect the nearest higher whole number of directors that is at least 25% of such membership. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the remaining directors. The affirmative vote of the holders of a majority of each class of common stock present in person or represented by proxy, provided a quorum of that class is present, is necessary for the election of directors by the class. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. Where authority to vote shares is withheld, including instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

         The following information is furnished with respect to each person or entity who is known to the Company to be a beneficial owner of more than five percent of any class of the Company's voting securities as of the Record Date:

                                                           Amount and Nature of
Name & Address of Beneficial Owner     Title of Class      Beneficial Ownership       Percent of Class
----------------------------------     --------------      --------------------       ----------------

Robert W. Erikson                      Common Stock                  60,700  1/              5.1%
3421 Pennsy Drive                      Class B Common Stock         131,750  1/             44.9%
Landover, MD 20785

George Wm. Erikson                     Common Stock                  59,602  2/              5.0%
3421 Pennsy Drive                      Class B Common Stock         115,814  2/             39.5%
Landover, MD 20785

Schaenen Capital Management, LLC       Common Stock                 165,000  3/             13.9%
200 Park Avenue, Suite 3900
New York, NY 10166

1/   Record and beneficial ownership, sole voting and sole investment power.
2/   Record and  beneficial  ownership.  Includes  2,246 shares of each class of stock owned jointly with Mr. Erikson's  spouse, as to which there is shared voting and investment power.

3/ Beneficial ownership, sole voting and sole investment power as publicly disclosed in Form 4 filed on February 14, 2000 with the U.S. Securities and Exchange Commission.

         The following information is furnished with respect to all directors of CERBCO who were the beneficial owners of any shares of Common Stock and/or Class B Common Stock as of the Record Date, and with respect to all directors and officers of CERBCO as a group:

                                                Amount & Nature of Beneficial Ownership
Name of Beneficial Owner                          Title of Class        Owned Outright  Exercisable Options  Percent of Class
------------------------                          --------------        --------------  -------------------  ----------------

Robert W. Erikson                                 Common Stock               60,700  1/          15,000           6.1%
                                                  Class B Common Stock      131,750  1/               0          44.9%

George Wm. Erikson                                Common Stock               59,602  2/          15,000           6.0%
                                                  Class B Common Stock      115,814  2/               0          39.5%

Webb C. Hayes, IV                                 Common Stock                4,500              15,000           1.6%

Paul C. Kincheloe, Jr.                            Common Stock                7,500              15,000           1.8%

All Directors and Officers as a Group (5 persons  Common Stock              132,302              60,000          15.4%
  Including those named above) 3/                 Class B Common Stock      247,564                   0          84.4%

1/   Record and beneficial ownership, sole voting and sole investment power.
2/   Record and  beneficial  ownership.  Includes  2,246 shares of each class of stock owned jointly with Mr. Erikson's  spouse, as to which there is shared voting and investment power.
3/   Mr. George Erikson also is the beneficial  owner of 16,500 shares of Common
     Stock  (less than 1% of such class) of  Insituform  East,  Incorporated,  a subsidiary of the Company. In addition,  Messrs.  George Erikson and Robert
     Erikson each are the  beneficial  owners of  exercisable  options on 75,000 shares of the Common Stock (approximately 1.7% of such class) of Insituform
     East, Incorporated,  pursuant to the Insituform East 1994 and 1999 Board of
     Directors' Stock Option Plans.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The authorized number of directorships of the Board of Directors is four. Four directors are presently serving. Accordingly, in accordance with the Company's Certificate of Incorporation and By-laws, the Board has nominated one director to be elected by the holders of shares of Common Stock and three directors to be elected by holders of shares of Class B Common Stock. The terms of all presently serving directors expire upon the election and qualification of the directors to be elected at the Meeting, and the four persons presently serving as directors are all nominees to be elected at the Meeting. The directors elected will serve subject to the Company's By-laws until the next Annual Meeting of Stockholders for the fiscal year ending June 30, 2001 and until their respective successors shall have been duly elected and qualified.

         It is intended that the individuals named in the enclosed form of proxy will vote their proxies in favor of the election of the persons listed below as the Board's nominees for the Company's directors, unless otherwise directed. The Board has no reason to believe that any of the nominees for the office of director will not be available for election as director. However, should any of them become unwilling to be elected or unable to serve, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person as the Board may recommend.

PRESENT DIRECTORS WHO ARE NOMINATED FOR RE-ELECTION

         One of the four nominees for election to the Board of Directors identified below has been designated for election by the holders of shares of Common Stock, and only the holders of such shares may vote with respect to such nominee. The remaining three nominees have been designated for election by the holders of shares of Class B Common Stock, and only the holders of such shares may vote with respect to such nominees. Accordingly, the following list contains a designation as to that nominee to be elected by holders of shares of Common Stock and those nominees to be elected by holders of shares of Class B Common
Stock:

                                                                          First Became     Class of Common Stock
Name, Age, Principal Occupation, Business Experience and Directorships     A Director       for Which Nominated
----------------------------------------------------------------------     ----------       -------------------

Robert W. Erikson, Age 55  2/ 3/                                             1974 1/       Class B Common Stock

   President and a Director of CERBCO since 1988; Insituform
East,  Inc. - Vice Chairman  since 1986 and President  since
1991, a Director  since 1985 and Vice  Chairman of the Board of  Directors  from  1985 to  1986;  CERBERONICS,  Inc.  - a
Director since 1974, Chairman since 1988, and President from
1977 to 1988; a Director of Palmer  National  Bancorp,  Inc.
and The  Palmer  National  Bank  from  1983 to  1996,  and a
Director of The Palmer National Bank's successor, The George
Mason  Bank,  N.A.,  from  1996  to  1997;   Capitol  Office
Solutions,  Inc. - Vice Chairman and a Director from 1987 to
June 30, 1997.

George Wm. Erikson, Age 58 2/ 3/                                             1975 1/       Class B Common Stock

   Chairman,  General Counsel and a Director of CERBCO since
1988; Insituform East, Inc. - Chairman and General Counsel since 1986, a Director since 1984 and Chairman of the Board of Directors from 1985 to 1986; CERBERONICS, Inc. - a
Director since 1975, General Counsel since 1976, Chairman from 1979 to 1988, and Vice Chairman since 1988; Capitol
Office  Solutions,  Inc. - Chairman,  General  Counsel and a
Director from 1987 to June 30, 1997.

Webb C. Hayes, IV, Age 52  4/                                                 1991         Class B Common Stock

   Managing Director of Private Client Services at Friedman,
Billings,  Ramsey Group,  Inc. Director and Vice Chairman of
United  Bank  from  June  1997  to May  1999.  Director  and
Executive  Vice President of George Mason  Bankshares,  Inc.
and  Chairman,  President  and CEO of The George Mason Bank,
N.A.,  from  1996 to 1997;  Chairman  of the Board of Palmer
National  Bancorp,  Inc. and The Palmer  National  Bank from
1985 to 1996,  President  and Chief  Executive  Officer from
1983 to 1996; Insituform East, Inc. - a Director since 1994;
Capitol  Office  Solutions,  Inc. - a Director  from 1992 to
June 30,  1997;  a Director of the Federal  Reserve  Bank of
Richmond from 1992 to 1995.

Paul C. Kincheloe, Jr., Age 59  4/                                            1991             Common Stock

   Practicing  attorney and real estate investor since 1967;
Partner in the law firm of Kincheloe and Schneiderman  since
1983; Insituform East, Inc. - a Director since 1994; Capitol
Office  Solutions,  Inc. - a Director  from 1992 to June 30,
1997; Director of Herndon Federal Savings & Loan from 1970 to 1983; Director of First Federal Savings & Loan of
Alexandria from 1983 to 1989.

1/   Includes service as a director of CERBERONICS, Inc., now a wholly-owned subsidiary of the Company.
2/   Member of the Corporate Executive  Committee of the Company,  and the Chief
     Executive  Officer  Committee  of  Insituform  East,  Incorporated,   which
     committees  perform the functions of the Chief Executive Officer of each of the respective companies.
3/   Messrs. Robert Erikson and George Erikson are brothers.
4/   Member of the Audit Committee.


                      COMMITTEES OF THE BOARD OF DIRECTORS
                             AND MEETING ATTENDANCE

         The Board of Directors has an Audit Committee, the members of which are all outside directors. The names of the committee's members are indicated in the table above. The Board of Directors does not have standing nominating or compensation committees, or committees performing similar functions.

         The Audit Committee, among its functions, reviews the Company's financial policies and accounting systems and controls, reviews the scope of the independent public accountants' audit and approves the duties and compensation of the independent public accountants, both with respect to audit and any non-audit services. The non-management members of the Audit Committee consult with the independent public accountants outside the presence of corporate management or other employees to discuss matters of concern, receive recommendations or suggestions for change and have a free exchange of views and information.

         During the fiscal year ended June 30, 2000, the Board of Directors of the Company held eight meetings and the Audit Committee held two meetings. Each of the Company's directors attended 75% or more of the total of (i) the number of meetings of the Board of Directors and (ii) the number of meetings held by all committees of the Board on which such Director served during the fiscal year ended June 30, 2000.

                             EXECUTIVE COMPENSATION

COMPENSATION REPORT BY THE BOARD OF DIRECTORS

GENERAL

         CERBCO, Inc. ("CERBCO" or the "Company") is a parent holding company which, through its wholly-owned subsidiary, CERBERONICS, Inc. ("CERBERONICS"), holds a controlling interest in Insituform East, Incorporated ("Insituform East") [excavationless sewer and pipeline rehabilitation].

         The Company does not have a compensation committee. The Corporate Executive Committee (the "CEC")(1), with the annual review and oversight of the Board, determines the base salary for all officers of the Company except the members of the CEC. The Board, as a whole, considers compensation arrangements proposed by and for members of the CEC and, pursuant to the By-laws, is the ultimate determiner of compensation arrangements for members of the CEC. When considering CEC compensation arrangements, a portion of Board review may be conducted in camera, excluding CEC members, and resolutions of the Board determining CEC compensation arrangements typically are voted upon twice, once with CEC members abstaining.

(1) Pursuant to the Company's By-laws, the CEC performs the functions of the Chief Executive Officer of the Company. The CEC presently has two members, Messrs. George Wm. Erikson, Chairman, and Robert W. Erikson, President.

PHILOSOPHY

         The executive compensation philosophy of the Company (which is intended to apply to all of the executive officers of the Company, including members of the CEC) is aimed at: (i) attracting and retaining qualified management to implement the Company's business plan; (ii) establishing a direct link between management compensation and the achievement of the Company's annual and long-term performance goals; and (iii) recognizing and rewarding individual initiative and achievement. The Board believes management compensation should be set at levels competitive with compensation arrangements provided by other companies with which the Company competes for executive talent, and by other companies of similar size, business or location. It is also the Board's view that the compensation of management should have a component contingent upon the Company's level of performance. By aligning the financial interests of the Company's executive officers and those of its shareholders, the Company encourages executive officers to enhance the profitability of the Company and thus increase shareholders' value. Since CERBCO officers devote a predominate portion of their time to the affairs of CERBCO's subsidiaries, the Board reviews and considers the compensation decisions of such subsidiaries when determining the total compensation arrangements of its officers. The Board and the CEC review the compensation arrangements of the Company's executive officers on a continuing basis to ensure that such arrangements are consistent with this executive compensation philosophy.

COMPONENTS OF COMPENSATION

         The compensation program for the Company's officers (including members of the CEC), which includes compensation received from CERBCO, Insituform East and CERBERONICS, consists of: (a) base salaries; (b) compensation pursuant to plans; and (c) incentive cash bonuses. The Board and/or the CEC determine the base salaries of CERBCO officers and the Board administers the Company's Supplemental Executive Retirement Plan (the "CERBCO SERP") covering the Company's officers. However, each CERBCO officer additionally has employment responsibilities and serves as an officer with the Company's subsidiaries and receives most of his compensation, including base salary, compensation pursuant to plans and incentive cash bonuses, from such subsidiaries. The CERBCO Board carefully reviews the compensation decisions of the subsidiaries as they relate to each of the officers of CERBCO.

         Commencing in 1994, a publicly held corporation may not, subject to limited exceptions, deduct for federal income tax purposes certain compensation paid to certain executives in excess of $1 million in any taxable year (the "Deduction Limitation"). While the Company's compensation programs generally are not intended to qualify for any of the exceptions to the applicability of the Deduction Limitation, it is not expected that compensation to executives of the Company will exceed the Deduction Limitation in the foreseeable future.

         (a) Base Salary. The base salary level for each executive officer (including members of the CEC) is considered annually in September, and yearly adjustments, if any, are made effective on or about October 1st of each year. The timing of such yearly reviews permits consideration of information which is developed each year for the Company's annual report, including audited financial statements for the fiscal year then ended June 30th. The CEC is empowered to adjust the annual base salary level of executive officers (other than members of the CEC) at other times during the year should it deem any such adjustments appropriate. Such adjustments are included in the annual officer compensation review and approvals conducted by the Board each September.

         The annual September review of base salary levels is subjective. No specific factors, targets or criteria, such as the market value of the Company's stock, are employed in any formula or other quantitative prescription to determine base compensation. However, consistent with the Company's compensation philosophy, consideration is given to individual initiative, individual achievement and the Company's performance, as well as information on salaries and other remuneration at other companies of similar size, business or location. Since the officers of CERBCO are employed by and receive most of their salaries from one or more of the Company's subsidiaries, the CERBCO Board reviews and considers the base salary received from such subsidiaries and determines whether the aggregate base compensation received by each officer is commensurate with the time and effort devoted to the activities of the Company and each subsidiary.

         Applying the Company's compensation philosophy during the annual review in September 1999, it was the judgment of the CEC and the Board that the base salary level of each executive officer of the Company (including members of the CEC) should be increased 4% effective October 1, 1999. In addition, the officers of CERBCO, including members of the CEC, are also officers of Insituform East and CERBERONICS, and the Board concurred with the decisions of the Insituform East Board of Directors, and the CERBERONICS Board of Directors, to increase by 4% the base salaries of its officers effective October 1, 1999.

         (b) Compensation Pursuant to Plans. The officers of CERBCO are eligible to receive plan compensation through the CERBCO SERP. In addition, the officers of CERBCO, including members of the CEC, as employees of Insituform East, are eligible to receive plan compensation through any plan offered to the employees of Insituform East. Participation in, and benefits acquired under such plans (other than stock option plans) are on a nondiscretionary formula basis applicable to all Insituform East employees (see "Compensation Pursuant to Plans
- Insituform East, Incorporated Plans").

         Pursuant to the CERBCO SERP, the members of the CEC will receive a monthly retirement benefit for life equivalent to 50% of the final aggregate monthly salary such executives received from the Company and its subsidiaries as defined in and limited by the executives' agreement. The other executive presently covered by the CERBCO SERP will receive a monthly retirement benefit for life equivalent to 25% of the final aggregate monthly salary such executive received from the Company and its subsidiaries as defined in and limited by the executive's agreement (see "Compensation Pursuant to Plans - CERBCO, Inc. Plans").

         The terms of the CERBCO SERP require the Company to establish a trust to facilitate the Company's satisfaction of its obligations thereunder to pay supplemental retirement benefits to the Company's executive officers. The Company has established such a trust, which has been funded by life insurance policies.

         The Board views the CERBCO SERP as providing important benefits to the covered executives after their retirement. Further, the Board believes that the adoption of the CERBCO SERP is fully consistent with CERBCO's compensation philosophy and is a customary form of supplemental executive retirement similar to that adopted by comparable companies.

         (c) Incentive Cash Bonuses. CERBCO has deferred the direct employ of an incentive cash bonus as part of the compensation package of its officers. However, the Company believes that the compensation of its officers is typically more directly linked to the overall profitability of the Company's operations as a whole because each of the officers is employed by the Company's principal operating subsidiary, Insituform East, which does offer incentive cash bonuses. Insituform East employs an annual return-on-equity ("ROE") incentive cash bonus which is tied to its earnings. The Insituform East ROE incentive bonus amount is calculated by multiplying Insituform East's annual ROE percentage (net earnings divided by weighted average equity less current earnings) by the base compensation paid to the officer over the fiscal year. The maximum annual individual bonus available to any officer is normally limited to an upper cap of 30% of the officer's base compensation used in the respective ROE formula. For the most recent fiscal year ended June 30, 2000, due to negative net earnings, no incentive cash bonuses were awarded to Insituform East officers. The Company's Board concurred with the incentive bonus decisions made by Insituform East for fiscal year 2000.

COMPENSATION OF MEMBERS OF THE CEC

         On September 7, 1999, the CERBCO Board approved an increase in base salary from $11,475 to $11,934 per year, effective October 1, 1999, for each current member of the CEC, namely, Messrs. George Erikson and Robert Erikson. The decision made by the CERBCO Board was subjective, taking into account the philosophical aim of setting executive compensation and was not based on any particular performance criteria. As part of its analysis when it determined the compensation packages for Messrs. George Erikson and Robert Erikson, the Board reviewed the compensation they received from Insituform East and CERBERONICS in order to ensure that their aggregate compensation was reasonably apportioned in relation to the time, duties and responsibilities among each of the three companies.

         At Insituform East, the base salary received by Messrs. George Erikson and Robert Erikson increased to a rate of $225,271 per year, effective October 1, 1999, from the base rate of $216,607 per year. Due to the negative earnings results obtained by Insituform East for fiscal year 2000, no incentive cash bonus was earned by either Mr. George Erikson or Mr. Robert Erikson. No stock options were granted to either Mr. George Erikson or Mr. Robert Erikson under the Insituform East 1999 Employee Stock Option Plan.

         At CERBERONICS, the base salary received by Messrs. George Erikson and Robert Erikson increased to a rate of $94,266 per year, effective October 1, 1999, from the base rate of $90,640 per year.

         As previously discussed, in approving the compensation package for the CEC members, the Board considered that Messrs. George Erikson and Robert Erikson devote a predominate portion of their time and effort directly to the activities of CERBCO's subsidiaries, and that their work for CERBCO requires a smaller portion of their time and effort. The Board concurred in the compensation paid to the members of the CEC by each such subsidiary and believes the components of the aggregate compensation paid to Messrs. George Erikson and Robert Erikson by the Company and its subsidiaries provide a compensation package that fairly reflects the time and effort devoted by such officers to the Company and each of its subsidiaries.

THE ABOVE COMPENSATION REPORT IS MADE OVER THE NAME OF EACH MEMBER OF THE BOARD OF DIRECTORS.

Robert W. Erikson
George Wm. Erikson
Webb C. Hayes, IV
Paul C. Kincheloe, Jr.

SUMMARY COMPENSATION

         CERBCO is a parent holding company with a controlling interest, through its wholly-owned subsidiary, CERBERONICS, in Insituform East ("IEI"). CERBCO officers participate in the management of each of these subsidiaries. The following table sets forth information concerning the compensation paid to each of the named executive officers of the Company and its subsidiaries for the fiscal years ended June 30, 2000, 1999 and 1998:

                                                      SUMMARY COMPENSATION TABLE
                                                                                            Long-Term Compensation
                                                                                        ----------------------------
                                                        Annual Compensation                    Awards         Payouts
                                         ---------------------------------------------- -------------------- -------
         Name                                                   Other         Total     Restricted
          and                                                   Annual        Annual      Stock     Options/    LTIP     All Other
       Principal                         Salary     Bonus    Compensation  Compensation   Awards      SARs    Payouts   Compensation
       Position          Year              ($)       ($)        ($) 3/         ($)          ($)       (#)       ($)        ($) 4/
------------------------ ----            -------- --------- ------------- ------------- ---------- --------- --------- -------------

Robert W. Erikson        2000 CERBCO     $ 11,819   $     0       $0       $ 11,819         $0      5,000        $0       $    0
Director & President 1/       IEI         223,106         0        0        223,106          0     15,000         0         1,140
                              CERBERONICS  93,359         0        0         93,359          0          0         0             0
                                         --------   -------       --       --------          -     ------        --       -------
                                         $328,284   $     0       $0       $328,284         $0     20,000        $0       $ 1,140
                                         ========   =======       ==       ========         ==     ======        ==       =======

                         1999 CERBCO     $ 11,475   $     0       $0       $ 11,475         $0      5,000        $0       $     0
                              IEI         216,607         0        0        216,607          0     15,000         0        13,076
                              CERBERONICS  90,640         0        0         90,640          0          0         0             0
                                         --------   -------       --       --------         --     ------        --       -------
                                         $318,722   $     0       $0       $318,722         $0     20,000        $0       $13,076
                                         ========   =======       ==       ========         ==     ======        ==       =======

                         1998 CERBCO     $ 11,480   $     0       $0       $ 11,480         $0      5,000        $0       $     0
                              IEI         215,030         0        0        215,030          0     15,000         0         2,345
                              CERBERONICS  90,339         0        0         90,339          0          0         0             0
                                         --------   -------       --       --------         --     ------        --       -------
                                         $316,849   $     0       $0       $316,849         $0     20,000        $0       $ 2,345
                                         ========   =======       ==       ========         ==     ======        ==       =======

George Wm. Erikson       2000 CERBCO     $ 11,819   $     0       $0       $ 11,819         $0      5,000        $0       $     0
Director, Chairman            IEI         223,106         0        0        223,106          0     15,000         0         3,540
 & General Counsel 1/         CERBERONICS  93,359         0        0         93,359          0          0         0             0
                                         --------   -------       --       --------         --     ------        --       -------
                                         $328,284   $     0       $0       $328,284         $0     20,000        $0       $ 3,540
                                         ========   =======       ==       ========         ==     ======        ==       =======

                         1999 CERBCO     $ 11,475   $     0       $0       $ 11,475         $0      5,000        $0       $     0
                              IEI         216,607         0        0        216,607          0     15,000         0        15,476
                              CERBERONICS  90,640         0        0         90,640          0          0         0             0
                                         --------   -------       --       --------         --     ------        --       -------
                                         $318,722   $     0       $0       $318,722         $0     20,000        $0       $15,476
                                         ========   =======       ==       ========         ==     ======        ==       =======

                         1998 CERBCO     $ 11,480   $     0       $0       $ 11,480         $0      5,000        $0       $     0
                              IEI         215,030         0        0        215,030          0     15,000         0         4,745
                              CERBERONICS  90,339         0        0         90,339          0          0         0             0
                                         --------   -------       --       --------         --     ------        --       -------
                                         $316,849   $     0       $0       $316,849         $0     20,000        $0       $ 4,745
                                         ========   =======       ==       ========         ==     ======        ==       =======

Robert F. Hartman        2000 CERBCO     $  8,729   $     0       $0       $  8,729         $0          0        $0       $     0
Vice President,               IEI          94,962         0        0         94,962          0          0         0         1,004
 Secretary &                  CERBERONICS   3,089         0        0          3,089          0          0         0             0
 Treasurer 2/                            --------   -------       --       --------         --         --        --       -------
                                         $106,780   $     0       $0       $106,780         $0          0        $0       $ 1,004
                                         ========   =======       ==       ========         ==         ==        ==       =======

                         1999 CERBCO     $  8,475   $     0       $0       $  8,475         $0          0        $0       $     0
                              IEI          92,195         0        0         92,195          0          0         0         7,626
                              CERBERONICS   3,000         0        0          3,000          0          0         0             0
                                         --------   -------       --       --------         --     ------        --       -------
                                         $103,670   $     0       $0       $103,670         $0          0        $0       $ 7,626
                                         ========   =======       ==       ========         ==     ======        ==       =======

                         1998 CERBCO     $  9,207   $     0       $0       $  9,207         $0          0        $0       $     0
                              IEI          91,524     2,000        0         93,524          0          0         0         2,874
                              CERBERONICS   2,273         0        0          2,273          0          0         0             0
                                         --------   -------       --       --------         --     ------        --       -------
                                         $103,004   $ 2,000       $0       $105,004         $0          0        $0       $ 2,874
                                         ========   =======       ==       ========         ==     ======        ==       =======

1/ The Company's Corporate Executive Committee, consisting of the Chairman and the President, exercises the duties and responsibilities of the Chief
     Executive Officer of the Company.  Information  concerning  Messrs.  George
     Erikson and Robert Erikson is provided under the section entitled "Proposal
     No. 1 - Election of Directors."

2/   Mr. Robert Hartman,  age 53, has been Vice President and Controller of
     CERBCO since February 1988,  Secretary since June 1991,  Treasurer and
     Chief  Financial  Officer since  December  1997. He has also been Vice
     President  -   Administration   and  Secretary  of  Insituform   East,
     Incorporated  since June 1991. From October 1985 to February 1988, Mr.
     Hartman was Controller of Dynamac International, Inc. From August 1979
     to September  1985,  Mr.  Hartman  served in various  capacities  with
     CERBERONICS, Inc., including Vice President and Treasurer.

3/ None of the named executive officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his total salary and bonus.

4/   Insituform East contributions to the IEI Advantage Plan.

COMPENSATION PURSUANT TO PLANS

CERBCO, Inc. Plans

CERBCO Supplemental Executive Retirement Plan

         During fiscal year 1994, CERBCO entered into Supplemental Executive Retirement Agreements with Messrs. Robert Erikson, George Erikson and Robert Hartman pursuant to a Supplemental Executive Retirement Plan (the "CERBCO
SERP"). The agreements provide for monthly retirement benefits of 50% of the executive's final aggregate monthly salary from CERBCO and its subsidiaries as defined in and limited by the executives' agreement, for Messrs. Robert Erikson and George Erikson. In the case of Mr. Robert Hartman, the agreement provides for 25% of the executive's final aggregate monthly salary from CERBCO and its subsidiaries as defined in and limited by the executive's agreement. Each covered executive's benefit under the plan is payable in equal monthly amounts for the remainder of the covered executive's life beginning as of any date on or after his 62nd birthday (at the covered executive's election) but not before his termination of service. Payments under the CERBCO SERP are not subject to any reduction for Social Security or any other offset amounts but are subject to Social Security and other applicable tax withholding.

         To compute the monthly retirement benefits, the percentage of final monthly salary is multiplied by a ratio (not to exceed 1) of:

         the completed years (and any fractional year) of employment by CERBCO after 1992 to the total number of years (and any fractional year) of employment after 1992 that the executive would have completed if he had continued in employment to age 65.

         If the executive dies prior to retirement, the executive's beneficiary will receive a pre-retirement death benefit under a split-dollar insurance arrangement. The executive's beneficiary will receive a one-time lump sum payment in the amount of $1,400,000 (in the case of Messrs. Robert Erikson or George Erikson) or $700,000 (in the case of Mr. Robert Hartman). If the executive dies after commencement of the payment of retirement benefits, but before receiving 180 monthly payments, the executive's beneficiary will continue to receive payments until the total payments received by the executive and/or his beneficiary equal 180.

         The CERBCO SERP is technically unfunded, except as described below. CERBCO will pay all benefits from its general revenues and assets. To facilitate the payment of benefits and provide the executives with a measure of benefit security without subjecting the CERBCO SERP to various rules under the Employee Retirement Income Security Act of 1974, CERBCO has established an irrevocable trust called the CERBCO, Inc. Supplemental Executive Retirement Trust. This trust is subject to the claims of CERBCO's creditors in the event of bankruptcy or insolvency. The trust has purchased life insurance on the lives of the executive officers covered by the Supplemental Executive Retirement Agreements to provide for CERBCO's financial obligations under the plan. Assets in the trust consist of the cash surrender values of the executive life insurance policies and are carried on CERBCO's balance sheet as assets. The trust will not terminate until participants and beneficiaries are no longer entitled to benefits under the plan. Upon termination, all assets remaining in the trust will be returned to CERBCO.

         The following tables set forth the annual retirement benefits that would be received under the CERBCO SERP at various compensation levels after the specified years of service:

Pension Plan Table Where Formula Provides 50% of Compensation 1/

(Final)                                  Years of Service (Under Plan)
Remuneration               15               20                25                30               35
------------               --               --                --                --               --
$125,000                $ 58,594          $ 62,500          $ 62,500         $ 62,500          $ 62,500
$150,000                $ 70,313          $ 75,000          $ 75,000         $ 75,000          $ 75,000
$175,000                $ 82,031          $ 87,500          $ 87,500         $ 87,500          $ 87,500
$200,000                $ 93,750          $100,000          $100,000         $100,000          $100,000
$225,000                $105,469          $112,500          $112,500         $112,500          $112,500
$250,000                $117,188          $125,000          $125,000         $125,000          $125,000
$300,000                $140,625          $150,000          $150,000         $150,000          $150,000
$350,000                $154,627          $175,000          $175,000         $175,000          $175,000
$400,000                $154,627          $182,101          $200,000         $200,000          $200,000
$450,000                $154,627          $182,101          $201,055         $221,961          $225,000
$500,000                $154,627          $182,101          $201,055         $221,961          $245,085

1/ Assumes at the time the Plan was  established  (i) the  individual is age 50,
(ii) maximum covered compensation is $250,000 and is increased 2% (compounded annually) each year of service after 1992, and (iii) retirement is effective at the beginning of the year.

Pension Plan Table Where Formula Provides 25% of Compensation 2/

(Final)                                  Years of Service (Under Plan)
Remuneration               15               20                25                30               35
------------               --               --                --                --               --
$ 50,000                 $ 8,929          $11,905           $12,500          $12,500           $12,500
$ 75,000                 $13,393          $17,858           $18,750          $18,750           $18,750
$100,000                 $17,858          $23,810           $25,000          $25,000           $25,000
$200,000                 $21,206          $31,218           $36,190          $39,957           $44,115
$300,000                 $21,206          $31,218           $36,190          $39,957           $44,115
$400,000                 $21,206          $31,218           $36,190          $39,957           $44,115
$500,000                 $21,206          $31,218           $36,190          $39,957           $44,115

2/ Assumes at the time the Plan was  established  (i) the  individual is age 45,
(ii) maximum covered compensation is $90,000 and is increased 2% (compounded annually) each year of service after 1992, and (iii) retirement is effective at the beginning of the year.

         Each executive's covered compensation under the CERBCO SERP is equal to his final monthly salary as defined in and limited by the executive's agreement. The maximum covered compensation for Messrs. Robert Erikson and George Erikson is limited to $20,834 per month ($250,000 annually), increased 2% annually beginning in 1993. The maximum covered compensation for Mr. Robert Hartman is limited to $7,500 per month ($90,000 annually), increased 2% annually beginning in 1993.

         The following table sets forth information concerning vested annual benefits as of October 30, 2000 for the executives listed in the Summary Compensation Table covered by the CERBCO SERP:

                       Years of Credited      Current Annual        Vested           Vested
Name                  Service Under Plan   Covered Compensation   Percentage     Annual Benefit

Robert W. Erikson              8                  $287,171          44.44%             $63,816
George Wm. Erikson             8                  $287,171          53.33%             $78,579
Robert F. Hartman              8                  $103,382          40.00%             $10,338

CERBCO 1997 Directors' Stock Option Plan

         CERBCO adopted, with stockholder approval at the 1997 Annual Meeting of Stockholders, the CERBCO, Inc. 1997 Board of Directors' Stock Option Plan (the "CERBCO 1997 Directors' Plan"). The purpose of the CERBCO 1997 Directors' Plan is to promote the growth and general prosperity of CERBCO by permitting the Company, through the granting of options to purchase shares of CERBCO's Common Stock, to attract and retain the best available persons as members of CERBCO's Board of Directors with an additional incentive for such persons to contribute to the success of the Company. A maximum of 125,000 shares of Common Stock may be made subject to options under the CERBCO 1997 Directors' Plan. Options shall be granted to all directors of CERBCO pursuant to the terms of the plan. Each option granted under the CERBCO Directors' Plan entitles each director to whom such option is granted the right to purchase shares of CERBCO's Common Stock at a designated option price, any time and from time to time, within five years from the date of grant, provided the director has served continually for at least six months following the date of the grant.

         The CERBCO Board of Directors administers the CERBCO 1997 Directors' Plan and has exclusive authority to interpret, construe and implement the provisions of the plan, except as may be delegated in whole or in part by the Board to a committee of the Board which may consist of three or more members of the Board. No such delegation of authority has been made. Each determination, interpretation or other action that may be taken pursuant to the CERBCO 1997 Directors' Plan by the Board is final and binding and conclusive for all purposes and upon all persons. The Board from time to time may amend the plan as it deems necessary to carry out the purposes thereof.

         The terms of the CERBCO 1997 Directors' Plan contemplated that each director of the Company be granted an option to purchase 5,000 shares of the Company's Common Stock each year for five years, for a total of 25,000 shares of Common Stock per director, beginning in fiscal year 1997. On December 10, 1999, options on a total of 20,000 shares of Common Stock were granted to directors of the Company (options on 5,000 shares to each of four directors) at a per share price of $5.375. No options available under the plan were exercised by directors of the Company during fiscal year 2000.

Insituform East, Incorporated Plans

Insituform East Employee Advantage Plan

         As executive officers of Insituform East, Messrs. Robert Erikson, George Erikson and Robert Hartman participate in the Insituform East, Incorporated Employee Advantage Plan (the "IEI Advantage Plan"). The IEI Advantage Plan is a noncontributory profit sharing (retirement) plan in which all employees not covered by a collective bargaining agreement and employed with Insituform East for at least one year are eligible to participate. No employee is covered by a collective bargaining agreement. The IEI Advantage Plan is administered by the Insituform East Board of Directors which determines, at its discretion, the amount of Insituform East's annual contribution. The Insituform East Board of Directors can authorize a contribution, on behalf of Insituform East, of up to 15% of the compensation paid to participating employees during the year. The plan is integrated with Social Security. Each participating employee is allocated a portion of Insituform East's contribution based on the amount of that employee's compensation plus compensation above FICA limits relative to the total compensation paid to all participating employees plus total compensation above FICA limits. Amounts allocated under the IEI Advantage Plan begin to vest after three years of service (at which time 20% of the contribution paid vests) and are fully vested after seven years of service. No contribution was authorized for the fiscal year ended June 30, 2000.

         The IEI Advantage Plan also includes a salary reduction profit sharing feature under Section 401(k) of the Internal Revenue Code. Each participant may elect to defer a portion of his compensation by any whole percentage from 2% to 16% subject to certain limitations. As mandated by the plan, Insituform East contributed an employer matching contribution equal to 25% of the participant's deferred compensation up to a maximum of 1.5% of the participant's total paid compensation for the fiscal year. Participants are 100% vested at all times in their deferral and employer matching accounts. During the fiscal year ended June 30, 2000, Insituform East made the following contributions for the Company's officers:

Names and Capacities in Which                                      Contributions for          Vested Percent
Cash Contributions Were Made                                       Fiscal Year 2000           as of 10/30/00

George Wm. Erikson, Chairman                                            $2,400                    100%
Robert W. Erikson, President                                            $    0                    100%
Robert F. Hartman, Vice President - Administration & Secretary          $  337                    100%
Executive Officers of Insituform East as a Group,
  (6 persons, including those named above)                              $7,199

1/ Total contributions to employees of $78,810 include Insituform East's matching contribution of $54,760 and reallocated amounts totaling $24,050 forfeited by former participants who terminated employment with Insituform
     East during fiscal year 2000.


Insituform East 1999 Board of Directors' Stock Option Plan

         Insituform East adopted, with stockholder approval at the 1999 Annual Meeting of Stockholders, the Insituform East, Incorporated 1999 Board of Directors' Stock Option Plan (the "IEI 1999 Directors' Plan"). The purpose of this plan is to promote the growth and general prosperity of Insituform East by permitting Insituform East, through the granting of options to purchase shares of its Common Stock, to attract and retain the best available persons as members of Insituform East's Board of Directors with an additional incentive for such persons to contribute to the success of Insituform East. The term of the plan is for ten years, unless terminated sooner by the Board of Directors. The IEI 1999 Directors' Plan is administered and options are granted by the Insituform East Board of Directors. As directors of Insituform East, Messrs. Robert Erikson and George Erikson participate in this plan.

         Each grant of options under the IEI 1999 Directors' Plan will entitle each Insituform East director to whom such options are granted the right to purchase 15,000 shares of Insituform East's Common Stock at a designated option price, any time and from time to time, within five years from the date of grant. Options are granted under the IEI Directors' Plan each year for five years to each member of the Board of Directors of Insituform East serving as such on the date of grant, i.e., for each director serving for five years, a total of five options covering in the aggregate 75,000 shares of Common Stock (subject to adjustments upon changes in the capital structure of Insituform East) over a five year period. Under the terms of this plan, up to 525,000 shares of Insituform East's Common Stock have been reserved for the directors of Insituform East.

         On December 10, 1999, options on a total of 105,000 shares of Insituform East's Common Stock were granted to directors of Insituform East (options on 15,000 shares to each of seven directors, including Messrs. Robert Erikson and George Erikson) at a per share option price of $1.328. No options available under this plan were exercised by directors of Insituform East during fiscal year 2000.

Insituform East 1994 Board of Directors' Stock Option Plan

         Insituform East adopted, with stockholder approval at the 1994 Annual Meeting of Stockholders, the Insituform East, Incorporated 1994 Board of Directors Stock Option Plan (the "IEI 1994 Directors' Plan). The purpose of this plan is the same as the IEI 1999 Directors' Plan. The term of the plan is for ten years, unless terminated sooner by the Board of Directors. Options were first granted to directors on December 9, 1994 and each of the four succeeding Board of Directors meetings following the Annual Meetings of Stockholders in 1995, 1996, 1997 and 1998. Each grant of options under the plan entitles each director to whom such options were granted the right to purchase 15,000 shares of Insituform East's Common Stock at a designated option price, any time and from time to time, within five years from the date of grant. Although no further options are anticipated to be granted under this plan, options previously granted, and which have not already been exercised or expired, will remain in effect until exercise or expiration, whichever comes first. No options available under the plan were exercised by directors of Insituform East during fiscal year 2000. Under the terms of this plan, up to 360,000 shares of Insituform East Common Stock remain reserved for the directors of Insituform East. As directors of Insituform East, Messrs. Robert Erikson and George Erikson participate in this plan.

OPTION/SAR GRANTS

     The following table sets forth information concerning options or Stock Appreciation Rights granted to each of the named executive officers during fiscal year 2000 under the CERBCO 1997 Directors' Plan and the IEI 1999 Directors' Plan:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                                  Potential Realized
                                                                                                   Value at Assumed
                                              Individual Grants                                 Annual Rates of Stock
                                                                                                  Price Appreciation
                                                                                                   for Option Term
                         ------------------------------------------------------------           -----------------------
                              Option/        % of Total Options/SARs     Exercise or   Expiration
           Name                 SARs         Granted to Employees in         Base         Date      5% ($)   10% ($)
                            Granted (#)            Fiscal Year            ($/Share)
--------------------------- ------------- ------------------------------ ------------- ----------- --------- ---------
Robert W. Erikson
  CERBCO 1997
     Directors' Plan            5,000                   25%                  $5.375     12/10/04   $7,425    $16,405
  IEI 1999 Directors' Plan     15,000                   14%                  $1.328     12/10/04   $5,505    $12,165

George Wm. Erikson
CERBCO 1997
     Directors' Plan            5,000                   25%                  $5.375     12/10/04   $7,425    $16,405
  IEI 1999 Directors' Plan     15,000                   14%                  $1.328     12/10/04   $5,505    $12,165

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE

         No option or Stock Appreciation Right grants made under the CERBCO 1997 Directors' Plan or the IEI 1999 and 1994 Directors' Plans to any of the named executive officers were exercised during fiscal year 2000. The following table sets forth information concerning option or Stock Appreciation Right grants held by each of the named executive officers under all plans as of June 30, 2000:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                               Number of Unexercised       Value of Unexercised in the
                                                               Options/SARs at FY-End(#)   Money Options/SARs at FY-End($)
                                                               -----------------------------------------------------------
                                 Shares
Name                             Acquired on      Value  Realized  Exercisable  Unexercisable Exercisable Unexercisable
                                 Exercise (#)          ($)
-------------------------------- ---------------- ---------------- ------------ ------------- ----------- -------------

Robert W. Erikson
  CERBCO 1997
    Directors' Plan                     0               $0           15,000          0           $ 0           $0
  IEI 1994 Directors' Plan              0               $0           60,000          0          $4,460         $0
  IEI 1999 Directors' Plan              0               $0           15,000          0          $1,648         $0

George Wm. Erikson
  CERBCO 1997
    Directors' Plan                     0               $0           15,000          0           $ 0           $0
  IEI 1994 Directors' Plan              0               $0           60,000          0          $4,460         $0
  IEI 1999 Directors' Plan              0               $0           15,000          0          $1,648         $0

REPRICING OF OPTIONS/SARs

         Neither the Company nor its subsidiaries adjusted or amended the exercise price of stock options or SARs previously awarded to any of the named executive officers during fiscal year 2000.

LONG-TERM INCENTIVE PLAN AWARDS

         Neither the Company nor its subsidiaries have any long-term incentive plans.

DEFINED BENEFIT OR ACTUARIAL PLANS

         The Company maintains a defined benefit plan called the CERBCO Supplemental Executive Retirement Plan to provide annual retirement benefits to covered executives. See "Compensation Pursuant to Plans - CERBCO, Inc. Plans" as to the basis upon which benefits under the plan are computed.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         There are no employment contracts between the Company or its subsidiaries and any named executive officer. There are no arrangements between the Company or its subsidiaries and any named executive officer, or payments made to an executive officer, that resulted, or will result, from the resignation, retirement or other termination of employment with the Company or its subsidiaries, in an amount that exceeds $100,000.

COMPENSATION OF DIRECTORS

         Non-officer directors of the Company are paid an annual fee of $5,000 and an attendance fee of $1,000 for each meeting of the Board of Directors, and each committee meeting, attended in person. Meetings attended by telephone are compensated at the rate of $200. Directors who are also officers of the Company do not receive separate fees for service as directors, but are eligible with all other directors to participate in the CERBCO 1997 Directors' Stock Option Plan, as described under the section entitled, "Compensation Pursuant to Plans - CERBCO, Inc. Plans." All directors of the Company are reimbursed for Company travel-related expenses.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Board of Directors does not have a compensation committee; the Board of Directors as a whole serves in that equivalent capacity. Messrs. George Erikson and Robert Erikson, both members of the Board of Directors and executive officers of the Company, holding the offices of Chairman & General Counsel and President, respectively, participated during fiscal year 2000 in deliberations of the Board of Directors concerning executive officer compensation.

         Messrs. George Erikson and Robert Erikson are both members of the Board of Directors and executive officers of Insituform East. In their capacities as directors of this subsidiary company, they participated in deliberations of its Board of Directors concerning executive officer compensation.

PERFORMANCE GRAPH

         The following graph compares the total stockholder return on the Company's Common Stock to the Total Return Index for the NASDAQ Stock Market (U.S. Companies) and to a Peer Group Index based on NASDAQ Stocks SIC Code 162, "Heavy Construction, Except Highway," for the last five fiscal years.

                 Comparison of Five-Year Cumulative Total Returns
                              Performance Report for
                                   CERBCO, Inc.

Prepared by the Center for Research in Security Prices
Produced on 08/17/2000 including data to 06/30/2000

Company Index: CUSIP      Ticker   Class     Sic     Exchange

               15671310   CERB               1620    NASDAQ

Fiscal Year-end is 06/30/2000

Market Index:  Nasdaq Stock Market (US Companies)

Peer Index:    NASDAQ Stocks (SIC 1620-1629 US Companies)

               Heavy Construction, Except Highway and Street Construction

                 Date         Company Index   Market Index   Peer Index

               06/30/1995        100.000        100.000        100.000
               07/31/1995        112.821        107.344         99.020
               08/31/1995        130.769        109.522        107.704
               09/29/1995        146.154        112.046        106.110
               10/31/1995        135.897        111.400        101.872
               11/30/1995        148.718        114.014         98.415
               12/29/1995        138.462        113.411        104.460
               01/31/1996        138.462        113.978         97.357
               02/29/1996        129.487        118.323         99.784
               03/29/1996        128.205        118.720        109.378
               04/30/1996        128.205        128.556        134.894
               05/31/1996        158.974        134.451        161.230
               06/28/1996        144.673        128.390        143.823
               07/31/1996        124.006        116.962        140.058
               08/30/1996        131.756        123.534        144.919
               09/30/1996        134.340        132.980        163.518
               10/31/1996        124.006        131.502        188.577
               11/29/1996        131.756        139.654        185.954
               12/31/1996        129.173        139.537        198.508
               01/31/1997        149.840        149.436        222.940
               02/28/1997        143.382        141.166        211.403
               03/31/1997        157.591        131.962        234.393
               04/30/1997        193.759        136.075        227.335
               05/30/1997        191.499        151.486        237.646
               06/30/1997        249.193        156.144        250.492
               07/31/1997        235.445        172.596        294.315
               08/29/1997        214.583        172.339        365.230
               09/30/1997        250.346        182.552        395.974
               10/31/1997        241.405        173.041        406.707
               11/28/1997        229.484        173.953        336.883
               12/31/1997        333.795        170.955        344.625
               01/30/1998        241.405        176.370        313.263
               02/27/1998        220.543        192.955        351.812
               03/31/1998        233.955        200.086        409.353
               04/30/1998        223.523        203.459        444.941
               05/29/1998        222.033        192.154        433.327
               06/30/1998        215.715        205.577        364.660
               07/31/1998        208.173        203.178        297.893
               08/31/1998        205.156        162.900        224.851
               09/30/1998        211.190        185.504        271.180
               10/30/1998        172.723        193.656        241.445
               11/30/1998        190.071        213.345        190.553
               12/31/1998        187.054        241.063        197.277
               01/29/1999        165.180        276.035        199.154
               02/26/1999        181.020        251.324        183.822
               03/31/1999        174.986        270.331        262.573
               04/30/1999        150.850        279.046        299.412
               05/28/1999        156.884        271.598        282.111
               06/30/1999        159.445        296.026        330.119
               07/30/1999        136.448        290.590        301.154
               08/31/1999        151.779        302.808        300.739
               09/30/1999        147.180        303.218        264.616
               10/29/1999        144.114        327.496        255.239
               11/30/1999        128.783        367.345        265.834
               12/31/1999        130.316        448.121        296.920
               01/31/2000        122.650        431.540        315.763
               02/29/2000        134.915        513.782        421.090
               03/31/2000        134.915        503.038        454.741
               04/28/2000        119.584        422.971        429.186
               05/31/2000        105.786        371.945        457.168
               06/30/2000        111.376        437.267        507.303

The index level for all series was set to 100.0 on 06/30/1995

Copyright(C)2000

TRANSACTIONS WITH MANAGEMENT

         In accordance with the Company's By-laws and pursuant to authorizations by the Board of Directors, the Company made certain advancements to Mr. George Erikson, Director, Chairman & General Counsel, and certain advancements to Mr. Robert Erikson, Director and President (together the "Eriksons") for their respective legal fees and expenses which each incurred for personal legal representation in connection with a stockholder lawsuit filed in August 1990 challenging a proposed but unconsummated transaction between each of the Eriksons and Insituform Technologies, Inc. The Company expensed and advanced in total $600,482 to Mr. George Erikson and $600,482 to Mr. Robert Erikson. Such advances were made subject to an agreement with the Company executed by each of the Eriksons and delivered to the Board of Directors that should it be ultimately determined by the Board of Directors or otherwise in accordance with
Section 145 of Delaware Corporation Law that Mr. George Erikson and/or Mr. Robert Erikson were not entitled to indemnification for such legal fees and expenses under Section 145 of Delaware Corporation Law, such advances would be reimbursed by Mr. George Erikson and/or Mr. Robert Erikson to the Company.

         Pending a final outcome of these legal proceedings, and as contemplated by the Company's By-laws, the Board of Directors deferred consideration and ultimate determination of entitlement of Mr. George Erikson and/or Mr. Robert Erikson to indemnification by the Company for their legal fees and expenses. These legal proceedings are now complete. On June 30, 2000, the Board of Directors, having completed its consideration of the Erikson's request for indemnification under Section 145 of Delaware Corporation Law, determined that Mr. George Erikson and Mr. Robert Erikson were each entitled to indemnification for 96% of the total amounts of legal fees and expenses for which they had requested indemnification and for which they had received advances. In accordance with their agreements with the Company, Mr. George Erikson and Mr. Robert Erikson have each repaid to the Company all amounts in excess of the amounts advanced to them.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Deloitte & Touche, LLP was engaged to audit the financial statements of the Company for the fiscal year ended June 30, 2000. A representative of Deloitte & Touche will be at the Meeting and will have an opportunity to make a statement if he or she desires to do so. The representative will also be available to respond to appropriate questions from any stockholders present at the Meeting.

         The Audit Committee of the Board of Directors has not yet recommended, and the Board has not yet approved, the appointment of independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 2001. It is anticipated that the Audit Committee will make its recommendation to the Board and that the appointment of independent public accountants will be made by the Board prior to June 30, 2001.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters which are likely to be brought before the Meeting. However, if any other matters are properly brought before the Meeting, it is the intention of the individuals named in the enclosed form of Proxy to vote the proxy in accordance with their judgment on such matters.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

         Financial statements of the Company are contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, a copy of which is enclosed herewith.

                  DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS
           FOR INCLUSION IN THE BOARD'S PROXY STATEMENT IN CONNECTION
                    WITH THE FISCAL YEAR 2001 ANNUAL MEETING

         A proposal submitted by a stockholder for action at the Company's Annual Meeting of Stockholders for the fiscal year ending June 30, 2001 must be received by the Company no later than July 4, 2001, in order to be included in the Company's Proxy Statement for that meeting. Any stockholder proposal that is received later than September 17, 2001, will be deemed to be untimely. It is suggested that proponents submit their proposals by certified mail-return receipt requested.

         A proponent of a proposal must be a record or beneficial owner entitled to vote at the next Annual Meeting on the proposal and must continue to be entitled to vote through the date on which the meeting is held.

                                By Order of the Board of Directors,



                                /s/ Robert F. Hartman
                                Robert F. Hartman
                                Secretary

Landover, Maryland
October 30, 2000

ATTACHMENT A

                                  COMMON STOCK



                                  CERBCO, Inc.
                                3421 Pennsy Drive
                          Landover, Maryland 20785-1608
                                 (301) 773-1784

                ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 8, 2000
                              PROXY - COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints R.W. Erikson and G.Wm. Erikson, and each of them, with full power of substitution, the Proxies of the undersigned to represent and to vote, as designated on the reverse side of this proxy card, all the shares of Common Stock of CERBCO, Inc. held of record by the undersigned on October 12, 2000, at the Annual Meeting of Stockholders to be held on December 8, 2000 or any adjournments thereof.

                         (TO BE SIGNED ON REVERSE SIDE)
-  -  -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

/  X  /  Please   mark your votes as in this example.

       FOR, the nominee           WITHHOLD
    listed at right (except   authority to vote   Nominee:   P.C. Kincheloe, Jr.
      as noted to the          for the nominee
       contrary below)         listed at right


1. Proposal -  /     /             /     /
   Election of
   Director.


(INSTRUCTION: To indicate that you do not wish to have your shares voted for the nominee, print the name of such nominee on the line provided below.)


---------------------------------------------------

2. In their own discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.



                                                  Dated:                  , 2000
----------------------------------------------          ------------------
SIGNATURE          SIGNATURE (IF HELD JOINTLY)

NOTE: Signature(s) should be exactly as name(s) appearing on your certificate. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee, guardian or corporate officer, etc., please give your full title as such.

ATTACHMENT B

                              CLASS B COMMON STOCK



                                  CERBCO, Inc.
                                3421 Pennsy Drive
                          Landover, Maryland 20785-1608
                                 (301) 773-1784

                ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 8, 2000
                          PROXY - CLASS B COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints R.W. Erikson and G. Wm. Erikson, and each of them, with full power of substitution, the Proxies of the undersigned to represent and to vote, as designated on the reverse side of this proxy card, all the shares of Class B Common Stock of CERBCO, Inc. held of record by the undersigned on October 12, 2000, at the Annual Meeting of Stockholders to be held on December 8, 2000 or any adjournments thereof.

                         (TO BE SIGNED ON REVERSE SIDE)

/  X  /  Please mark your votes as in this example.

          FOR, all nominees         WITHHOLD
       listed at right (except  authority to vote      Nominees: R.W. Erikson
           as noted to the      for all nominees                 G.Wm. Erikson
           contrary below)       listed at right                 W.C. Hayes, IV


1.   Proposal -     /     /         /     /
     Election of
     Directors.

[INSTRUCTION: To indicate that you do not wish to have your shares voted for one or more individual nominee(s), check the FOR box above and print the name(s) of such nominee(s) on the lines provided below.]

--------------------------------------------

2. In their own discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.




PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.



                                                  Dated:                  , 2000
--------------------------------------------            ------------------
SIGNATURE        SIGNATURE (IF HELD JOINTLY)

NOTE: Signature(s) should be exactly as name(s) appearing on your certificate. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee, guardian or corporate officer, etc., please give your full title as such.